Exhibit 10.1

Consulting Services Agreement

This Consulting Services Agreement ("Agreement") is entered into as of January 29, 2025 by and between Maison Solutions Inc., a corporation duly organized and existing under the laws of the State of Delaware, with its principal office at 127 N Garfield Ave, Monterey Park, CA 91754 ("Consultant"), and the following clients, each engages in the operation of a supermarket (each individually a “Client” and collectively, the "Clients"):

- Good Fortune Supermarket of Quincy, Inc., located at 226 Quincy Ave, Quincy, MA 02169;
- Good Fortune Supermarket Group (USA) Inc., located at 55-51 Maspeth Ave, Maspeth, NY 11378;
- Good Fortune Supermarket of VA I, Inc., located at 6751 Wilson Blvd, Falls Church, VA 22044;
- Good Fortune Supermarket (Rhode Island) Corp, located at 101 Cadillac Dr, Providence, RI 02907;

WHEREAS, Consultant has deep knowledge and experience in supermarket operations and digitization, including marketing, supply chain management, technology support, store setup, and training;

WHEREAS, Clients desire to engage Consultant to provide consulting services to enhance operational efficiency, marketing outreach, and business growth for each supermarket;

WHEREAS, Consultant and Clients have agreed to enter into this Agreement to formalize the terms and conditions under which Consultant will provide services to each Client;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

- Good Fortune Supermarket of Quincy, Inc., located at 226 Quincy Ave, Quincy, MA 02169;
- Good Fortune Supermarket Group (USA) Inc., located at 55-51 Maspeth Ave, Maspeth, NY 11378;
- Good Fortune Supermarket of VA I, Inc., located at 6751 Wilson Blvd, Falls Church, VA 22044;
- Good Fortune Supermarket (Rhode Island) Corp, located at 101 Cadillac Dr, Providence, RI 02907;

1. Scope of Services

Consultant agrees to provide Clients with comprehensive consulting services to enhance operational efficiency, optimize resource allocation, and support business growth. The Services provided by Consultant shall include, but not be limited to, the following:

1.1 Marketing Services

Consultant shall design and execute customized marketing strategies tailored to each Client’s unique market needs, including digital marketing initiatives, in-store promotional campaigns, customer loyalty programs, and management of seasonal marketing efforts to drive foot traffic, increase brand visibility, and boost sales.

1.2 Supply Chain and Distribution Support

Consultant shall support Clients in enhancing their supply chain and distribution processes by providing expertise in inventory forecasting, order processing, vendor relationship management, and efficient distribution coordination. Consultant shall advise on cost-effective sourcing strategies, inventory optimization, and streamlined logistics to reduce lead times and enhance supply chain resilience.

1.3 Technology Support and Assistance

Consultant shall provide ongoing technology support for point-of-sale (POS) systems, inventory management software, customer relationship management (CRM) tools, and other operational technologies. Consultant shall use best and reasonable business efforts to achieve that all system support services maintain operational continuity, system security, and performance efficiency through routine maintenance and training for staff.

1.4 Store Setup and Expansion Planning

Consultant shall advise on optimal store layout, facilitate the setup of new stores, and support expansion initiatives, including conducting feasibility studies, preparing budgets, and developing project timelines. Consultant shall also assist with necessary permitting, vendor selection, and contracting as required for successful store setup and expansion.

1.5 Training Services

Consultant shall deliver tailored training programs for each Client’s staff to enhance skills in areas such as customer service, sales techniques, inventory control, and operational use of technology systems. Training sessions shall be conducted periodically and customized to address the specific needs of each Client’s business operations.

2. Fees

2.1 Weekly Fees

The Clients agree to pay Consultant a weekly service fee of $25,000 in aggregate with the following allocation, which shall cover all Services outlined in Section 1 of this Agreement.

- Good Fortune Supermarket of Quincy, Inc.: Five Thousand U.S. Dollars ($5,000);
- Good Fortune Supermarket Group (USA) Inc.: Five Thousand U.S. Dollars ($5,000);
- Good Fortune Supermarket of VA I, Inc.: Ten Thousand U.S. Dollars ($10,000);
- Good Fortune Supermarket (Rhode Island) Corp: Five Thousand U.S. Dollars ($5,000);

Consultant shall issue an invoice to each Client by the 1st business day of each week, with payment due within five (5) days from the date of the invoice. In addition, each Client agrees to reimburse Consultant for any necessary and pre-approved expenses incurred in the provision of the Services, including but not limited to travel, accommodations, and materials.

- Good Fortune Supermarket of Quincy, Inc.: Five Thousand U.S. Dollars ($5,000);
- Good Fortune Supermarket Group (USA) Inc.: Five Thousand U.S. Dollars ($5,000);
- Good Fortune Supermarket of VA I, Inc.: Ten Thousand U.S. Dollars ($10,000);
- Good Fortune Supermarket (Rhode Island) Corp: Five Thousand U.S. Dollars ($5,000);

3. Term of Agreement

This Agreement shall commence on the effective date specified below and terminate 12 months from the effective date (the “Service Period”) with an option to extend for an additional 12 months.

4. Payment Terms

All payments shall be made by wire transfer or another mutually agreed-upon method. Consultant shall provide each Client with an electronic copy of the invoice, and all payments are to be made in U.S. dollars.

5. Termination

The Agreement shall NOT be terminated within the Service Period. If Clients want to terminate prior to the end of the Service Period, the Clients agree to pay the remaining service fees for the remainder of the Service Period as a lump sum payment that shall be due immediately to the Clients. All Confidential Information, as defined in Section 6, must be returned or destroyed upon termination.

6. Event of Default

If a weekly service fee is not paid in full 15 days after the date payment was due, a default interest shall be charged by Consultant on the outstanding balance, accrued at 0.23% per week (Default Interest). The interest accrue shall be stopped upon full payment of the outstanding balance of the weekly service fee and all of the Default Interest.

7. Confidentiality

All parties agree to maintain the confidentiality of all proprietary information disclosed under this Agreement. No information shall be shared with third parties without the written consent of the other party, except as required by law or for the performance of this Agreement.

8. Relationship of the Parties

Consultant is an independent contractor of the Client, and this Agreement shall not be construed to create any association, partnership, joint venture, employment, agency, or other form of joint enterprise or fiduciary relationship between Consultant and Client for any purpose.

9. Governing Law

This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its conflict of law provisions. Any legal action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the federal or state courts located in Los Angeles County, California, and each party consents to the jurisdiction of such courts.

10. Entire Agreement

This Agreement, including any exhibits, schedules, and attachments, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

11. Amendment and Waiver

No amendment, modification, or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by both parties. A waiver of any term or condition shall not be construed as a waiver of any other term or condition, nor shall any failure to enforce any provision operate as a waiver.

12. Severability

If any provision of this Agreement is found to be invalid, illegal, or unenforceable, the remaining provisions shall continue in full force and effect. The parties agree to negotiate in good faith to replace the invalid or unenforceable provision with a valid, enforceable provision that achieves the intended economic effect as closely as possible.

13. Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, email, or other electronic means shall be deemed to have the same legal effect as delivery of an original signed copy.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

Consultant
Maison Solutions Inc.

By:	/s/ John Xu
Name:	John Xu

Client		Client

Good Fortune Supermarket of Quincy, Inc.		Good Fortune Supermarket Group (USA) Inc.

By:	/s/ Kuanhe Wu	By:	/s/ Kuanhe Wu
Name:	Kuanhe Wu	Name:	Kuanhe Wu

Client		Client

Good Fortune Supermarket of VA I, Inc.		Good Fortune Supermarket (Rhode Island) Corp

By:	/s/ Kuanhe Wu	By:	/s/ Kuanhe Wu
Name:	Kuanhe Wu	Name:	Kuanhe Wu